UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $571, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement and the Closing

On December 23, 2024, Zoomcar Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), in connection with the first closing (the “First Closing”) of a private placement offering in which the Company is offering Securities (defined hereafter) for minimum gross proceeds of $4 million and up to a maximum of $30 million, pursuant to Confidential Private Placement Memorandum, dated December 3, 2024, as such may be amended from time to time (the “Offering”). Pursuant to the terms and conditions of the Securities Purchase Agreement, the Company agreed to sell to such Investors an aggregate of (i) 3,095,925 shares of common stock (the “Shares’) of the Company, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants issued to certain of the Investors, at their option, exercisable for an aggregate of up to 420,000 shares of Common Stock, to the extent that the issuance of shares of Common Stock would cause such Investors to beneficially own more than 4.99% or 9.99% of the shares of Common Stock outstanding (the “Pre-Funded Warrants”). Also issuable along with the Shares and/or the Pre-Funded Warrants are (i) Series A Warrants to initially purchase up to an aggregate of 8,680,443 shares of Common Stock, subject to certain adjustments (the “Series A Warrants”) and (ii) Series B Warrants to purchase up to initially purchase no shares of Common Stock and then up to such number of shares of Common Stock, as determined on the Reset Date (as described below), subject to certain adjustments (the “Series B Warrants” and collectively with the Shares, the Pre-Funded Warrants and the Series A Warrants, the “Securities”). The Securities were offered at a price of $1.56 for an aggregate investment of $5.48 million, $50,000 of which was provided by the Company’s Acting Chief Executive Officer and $300,000 of which was provided by a consultant to the Company. The Series A Warrants are exercisable for a period of five years from the date that they are initially exercisable, at an initial exercise price of $1.95 per share. The exercise price and the number of shares available for exercise pursuant to the Series A Warrants are subject to adjustment, as provided below. The Series B Warrants are exercisable until they are exercised, at an exercise price of $0.0001. The First Closing occurred on December 24, 2024 (the “First Closing Date”). On the First Closing Date, the Company issued to the Investors 3,095,925 shares of Common Stock and Pre-Funded Warrants to purchase 420,000 shares of Common Stock. Purchasers of Pre-Funded Warrants paid $1.56 less $0.0001 for each Pre-Funded Warrant purchased. The Company raised gross proceeds of $5.48 million and after the deduction of fees and expenses payable to the Placement Agent (defined hereafter) and other offering expenses, including legal fees payable to the Company’s and Placement Agent’s counsel, the net proceeds to the Company was approximately $4.79 million.

Also, pursuant to the terms of the Securities Purchase Agreement, the Company is required to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the issuance date, but in no event later than 60 days after the Closing Date for the purpose of obtaining stockholder approval (“Stockholder Approval”) for the exercisability of the Series A Warrants and Series B Warrants and for certain of the provisions included therein, including, adjustments to the exercise price and number of shares issuable upon exercise of the Series A Warrants following a Dilutive Issuance (as defined herein) or Share Combination Event (as defined herein) or a reset adjustment under the Series A Warrants (as provided below) and a reset adjustment under the Series B Warrants (as provided below). If the Company does not obtain Stockholder Approval at the first meeting, the Company required to call a meeting every 60 days thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Series A Warrants and Series B Warrants are no longer outstanding. In the event that the Company is unable to obtain Stockholder Approval, the Series A Warrants and Series B Warrants will not be exercisable and therefore will have no value.

The Series A Warrants and Series B Warrants

The Series A Warrants contain a reset adjustment occurring on the date that is the later of (a) ten trading days after Stockholder Approval or (b) the earliest of (i) the date which is ten consecutive trading days after the Resale Registration Effective Date or (ii) 12 months and ten trading days following the issuance date of the Series A Warrants (the “Reset Date”). The reset occurring on the Reset Date would occur if the price of the Common Stock, at such time, determined by a volume weighted average formula (the “VWAP Formula”) is less than the per share purchase price of the Securities on the First Closing Date (i.e. $1.56), and, if so, the exercise price would be reduced to such lower price and the number of shares exercisable would be increased so that the aggregate exercise price of the Series A Warrants would remain the same. For the purposes of determining the reset price, the VWAP Formula will be subject to a floor price of $0.312 (the “Post-Stockholder Approval Floor Price”).

The Series B Warrants are not initially exercisable for any shares of Common Stock, but also contain a reset adjustment on the Reset Date, depending on the price determined by the VWAP Formula, if it is less than the per share purchase price of the Securities on the First Closing Date (i.e. $1.56), then the maximum eligibility number of shares of Common Stock will be determined so that the sum of (a) the number of shares of Common Stock and/or shares of Common Stock underlying Pre-Funded Warrants issued on the First Closing Date and (b) the number of Shares issued pursuant to the Series B Warrants on the Reset Date would equal the number of shares of Common Stock and/or Pre-Funded Warrants that would have been issued to the Investors on the Closing Date if the per share price had been the price determined pursuant to the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to the Post-Stockholder Approval Floor Price.

In addition, the Series A Warrants include a provision that resets the exercise price with a proportionate adjustment to the number of shares underlying the Series A Warrant in the event of a reverse split of the Company’s common stock at any time after the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five trading days immediately after the date the Company effects a reverse stock split (the “Event Market Price”), provided that the adjustment to the exercise price shall not reduce the exercise price below the Post-Stockholder Approval Floor Price; and provided further that notwithstanding the foregoing, if one or more Share Combination Events occur prior to the Stockholder Approval being obtained and the reduction of the exercise price is limited to $4.03, which is the floor price prior to the Stockholder Approval, then once the Stockholder Approval is obtained, the exercise price will automatically be reduced to equal the greater of (a) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Stockholder Approval being obtained and (b) the Post-Stockholder Approval Floor Price.

The Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Series A Warrants, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Series A Warrants following the issuance (a “Dilutive Issuance”). Additionally, the Series A Warrants also adjust in the event to an adjustment to the warrants (the “November Warrants”) issued to certain investors in an offering by the Company closed on November 7, 2024 (the “November Offering”). Since the November Warrants, by their terms adjust to the lower of the $1.56 purchase price of this offering or the lowest VWAP during the period including the First Closing Date and the four (4) consecutive trading days immediately following the First Closing Date (the “November Warrants Adjustment”), a similar adjustment will be made to the Series A Warrants. With respect to any additional Dilutive Issuances, other than as a result of an adjustment to the November Warrants, the exercise price of the Series A Warrants will be reduced to the Dilutive Issuance Price, in each case, subject to the Post-Stockholder Approval Floor Price. Upon any adjustment pursuant to a Dilutive Issuance, the number of shares of Common Stock exercisable under the Series A Warrants would be increased so that the aggregate exercise price of the Series A Warrants would remain the same.

The Series A Warrants and the Series B Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a Fundamental Transaction (as defined in the Series A Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Series A Warrants and Series B Warrants with the same effect as if such successor entity had been named in such warrants itself. If holders of Company’s Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of such warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder of Series A Warrants will have the right to require the Company or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Series A Warrants, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction.

A holder of Series A Warrants and Series B Warrants does not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to the Company.

The Series A Warrants and the Series B Warrants contain a standard cashless exercise provision permitting the holder to exercise the Warrant on a cashless basis if the market price of the Company’s common stock at the time of exercise is in excess of the exercise price of the Warrant and there is not an effective resale registration statement available for the resale of the shares of Common Stock underlying such warrants.

The Series A Warrants are callable by the Company at a price of $0.0001 per Series A Warrant, provided that the daily VWAP of the Common Stock for each of five (5) consecutive trading days equals or is greater than 300% of the initial exercise price of the Series A Warrants (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like), unless such Series A Warrants are exercised by the holders.

Registration Rights Agreement

Pursuant to a registration rights agreement between the Company and the Investors (the “Registration Rights Agreement”), the Company is also obligated to file the Resale Registration Statement within 20 business days after the effective date of the resale registration statement filed in connection with the November Offering, which is January 10, 2025. Subject to certain exceptions, the Company is required to ensure that the Resale Registration Statement is declared effective within 30 days after the filing date of the Resale Registration Statement (or, in the event of a full review by the Securities and Exchange Commission (the “Commission”), 45 days after such filing date) and with respect to any additional registration statements which may be required to be filed pursuant to Registration Rights Agreement, 30 days following the date on which an additional registration statement is required to be filed er (or, in the event of a full review by the Commission, 45 days following the date such additional registration statement is required to be filed. Additionally, the Registration Rights Agreement provides the investors with certain “piggyback” registration rights to include shares of Common Stock not registered under an effective registration statement, including the shares of Common Stock issuable upon exercise of the Series A Warrants, in other registration statements filed by the Company, subject to certain exceptions.

Placement Agent

In connection with the Offering, the Company retained Aegis Capital Corp., pursuant to a Placement Agent Agreement (the “PAA”) to act as the placement agent (the “Placement Agent”). For acting as the placement agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to 10% of the aggregate gross proceeds raised by the Placement Agent in the Offering (5% with respect to certain Investors who are deemed “insiders,”) (ii) a non-accountable expense allowance of up to 3% of the aggregate gross proceeds raised by the Placement Agent in the Offering (1.5% with respect to “insiders”), (iii) a five-year placement agent warrant to purchase 351,593 shares at an initial exercise price of $1.95 per share, subject to adjustment and (iv) Series A Placement Agent Warrants and Series B Placement Agent Warrants similar to the Series A Warrants and Series B Warrants issued to investors to purchase 10% of the number of shares Common Stock issuable to the Investors pursuant to exercise of the Series A Warrants and the Series B Warrants. The Company also agreed to pay a warrant solicitation fee of 5% of the proceeds received from the cash exercise of any Series A Warrants.

Also under the terms of the PAA, the Company has agreed for a period of 18 months after the Closing, unless it obtains the consent of the Placement Agent, subject to certain exceptions not to sell any equity securities or securities convertible in equity securities or file any registration statements relating thereto. The Company has also agreed, unless it obtains the consent of the Placement Agent, not to conduct any variable rate transactions until the later of (a) 18 months after the Closing Date and (b) the three month anniversary of the Release Date. The Company has also granted the Placement Agent a right of first refusal for a period of two years after the Closing Date, to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to any future financings. The Company has also agreed for a period of 18 months after the Closing Date to pay the Placement Agent tail fees similar to the fees provided for under the PAA, with respect to any investors that were introduced to the Company by the Placement Agent.

Private Placement Offering

None of the securities sold in the Offering have been registered under the Securities Act, and were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Section 506(b) of Regulation D promulgated under the Securities Act.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Registration Rights Agreement, the Placement Agent Agreement and the Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 10.3 and 4.4, respectively to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Pre-Funded Warrant
4.2	Series A Warrant
4.3	Series B Warrant
4.4	Placement Agent Warrant
10.1*	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Placement Agent Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Acting Chief Executive Officer

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